EXHIBIT 5.1

                      OPINION OF GOLDFARB, LEVY, ERAN & CO.


                           GOLDFARB, LEVY, ERAN & CO.
                                   Law Offices


                                 August 2, 2005



TTI Team Telecom International Ltd.
7 Martin Gehl Street
Kiryat Aryeh, Petach Tikva
Israel

Ladies and Gentleman:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of TTI Team Telecom International Ltd. (the "Company"), relating to 1,000,000 of the Company's Ordinary Shares, NIS 0.50 nominal value per share (the "Shares"), to be issued upon the exercise of share options granted under the TTI Team Telecom International Ltd. 2004 Employee Share Option Plan (the "Plan").

     We are members of the Israeli Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

     As counsel for the Company, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                  Very truly yours,

                                                  /S/ Goldfarb, Levy, Eran & CO.
                                                  ------------------------------
                                                  Goldfarb, Levy, Eran & Co.




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